Exhibit 3.202

ARTICLES OF INCORPORATION

OF

SPRINT INTERNATIONAL HOLDING, INC.

FIRST
NAME

The name of the corporation is Sprint International Holding, Inc. (the “Corporation”).

SECOND Registered Office

The registered office of the Corporation in the State of Kansas is located at 534 South Kansas Avenue, Suite 1108, Topeka, Kansas 66603, Shawnee County. The name of its resident agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD
Nature of Business

The nature of the business or purposes to be conducted by the Corporation is:

To engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

FOURTH
Stock

The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of common stock, each of such shares of common stock to have a par value of $1.00 per share, and such shares may be issued by the Corporation from time to time for such consideration as fixed from time to time by the Board of Directors.

Each stockholder of the Corporation shall be entitled to one vote for each share of stock held of record on the books of the Corporation.

FIFTH
Incorporator

The name and mailing address of the incorporator is as follows:

Name	Mailing Address
Michael T. Hyde	2330 Shawnee Mission Parkway
Westwood, Kansas 66205

SIXTH
Existence

The Corporation shall have perpetual existence.

SEVENTH
Bylaws

The Board of Directors is authorized to make, amend or repeal the Bylaws of the Corporation. Election of directors need not be by written ballot.

EIGHTH
Limitation of Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this ARTICLE EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under K.SA. Section 17-6424 and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINTH
Insolvency

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or’ on application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. Section 17-6901 and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. Section 17-6808 and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders, or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

2

TENTH
Indemnification

The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Kansas General Corporation Code.

THE UNDERSIGNED, being the incorporator above named, for the purposes of forming a corporation pursuant to the Kansas General Corporation Code, has signed this instrument on the 11th day of December, 1996, and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

/s/ Michael T. Hyde
Michael T. Hyde

3

CERTIFICATE OF CHANGE OF ADDRESS OF RESIDENT AGENT’S OFFICE
IN COMPLIANCE WITH K.S.A. 17-6204

I John H. Pelletier, Assistant Vice President of The Prentice-Hall Corporation System, Kansas, Inc., do hereby certify for and on behalf of said. corporation that Prentice-Hall Corporation System, Kansas, Inc., a corporation organized and existing under and by virtue of the laws of the state of Kansas, is the resident agent of the corporations per the attached list.

I further certify that The Prentice-Hall Corporation System, Kansas, Inc., as resident agent for the corporations named on the attached list, has maintained the registered office of each said corporation at the address of Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee County, Kansas 66603, with the office of the Secretary of State.

I further certify that the new address to which such resident agent of each said corporation is hereby changed effective December 20, 1999, is 200 S.W. 30th Street, Topeka, Shawnee County, Kansas 66611, where, at said new address,. such resident agent will thereafter maintain a registered office for each of the corporations per the attached list.

Dated: December 16, 1999

/s/ John H. Pelletier
John H. Pelletier, Assistant Vice President

Attest:

By	/s/ Vicki Schreiber
Vicki Schreiber, Asst. Secretary

1691997	ABILENE SUPER 8, INC.
644542	AGRI-GRAPHICS, INC.
61499	ALEXANDER & ALEXANDER OF KANSAS INC.
1834720	APPLIED BIOCONCEPTS INC.
2184588	ASC TELECOM, INC.
321141	ASSOCIATED CONSTRUCTION SERVICES, INC.
2200442	BED BATH & BEYOND OF OVERLAND PARK INC.
906057	CHARTER BEHAVIORAL HEALTH SYSTEM OF KANSAS CITY, INC.
931550	CHARTER WICHITA BEHAVIORAL HEALTH SYSTEM, INC.
746396	CHILI’S OF KANSAS, INC.
2242634	CHOICEPOINT HEALTH SYSTEMS INC.
2436640	COLUMBIA MID-WEST DIVISION, INC.
363747	DAY SURGERY, INC.
1668482	DIAMOND DEVELOPMENT, INC.
2221141	DODGE CITY HEALTHCARE PARTNER, INC.
406991	FASHION CONSPIRACY-KANSAS, INC.
2193290	FINANCIAL ALTERNATIVE RESOURCES, INC.
1572817	FINANCIAL PLANNING PARTNERS, LTD.
1634922	FRANK CRYSTAL & CO., INC. (MIDWEST).
2309078	GOLDEN ARCH OF KANSAS, INC.
584433	HARVEST BRANDS, INC.
2096469	HOST INTERNATIONAL, INC. OF KANSAS
65748	J.B.N. TELEPHONE COMPANY, INC.
589648	JOLLY OX CLUB OF KANSAS, INC.
697813	KAISER FOUNDATION HEALTH PLAN OF KANSAS CITY, INC.
244079	KANSAS CHRISTIAN HOME, INC. (DISCIPLES OF CHRIST)
786897	KANSAS HOSPITALITY SERVICES, INC.
1560200	KCWE-TV, INC.
2329373	KSA MANAGEMENT, INC.
820068	MCCAW COMMUNICATIONS OF ST. JOSEPH, INC.
457275	MCDONALD’S RESTAURANTS OF KANSAS, INC.
2446367	MEDICAL HOLDINGS, INC.
694646	MEDICAL MANAGEMENT, INC.
1597004	MEDITRUST OF KANSAS, INC.
2290062	MMS KANSAS CITY, INC.
741397	NATIONAL BASEBALL CONGRESS, INC.
7440472	NATIONAL DRUG & SAFETY LEAGUE
7228067	NATIONAL EMERGENCY MEDICINE ASSOCIATION, INC.
622456	NATIONAL ENVELOPE CORP.-MIDWEST
7190382	NORTH SHORE ANIMAL LEAGUE, INC.
698035	OB-GYN DIAGNOSTICS, INC.
2049013	OGDEN FOOD SERVICE CORPORATION OF KANSAS
2212561	OVERLAND PARK HOMECARE SERVICES, INC.
872259	PRECISIONAIRE OF THE MIDWEST, INC.
1632272	QUEST FUTURES GROUP, INC.
122713	SCI KANSAS FUNERAL SERVICES, INC.

916965	SECTION FOUR OF THE ROLLER SKATING RINK OPERATORS ASSOCIATION
633065	SERVICES OF KANSAS, INC.
41582	SJL OF KANSAS CORP.
2252583	SPRINT HEALTHCARE SYSTEMS, INC.
2429777	SPRINT INTERNATIONAL HOLDING, INC.
2283141	SPRINT IRIDIUM, INC.
2457125	SPRINT VENTURES, INC.
2389757	SPRINTCOM, INC.
865550	SURGICARE OF WICHITA, INC.
920033	SURGICENTER OF JOHNSON COUNTY, INC.
236968	THE AMERICAN ASSOCIATION OF TEACHERS OF SPANISH AND PORTUGUESE, INC.
2478600	TOTAL HEALTHCARE, INC.
2316792	UC PHONECO, INC.
86082	UNITED STATES CORPORATION COMPANY
2316800	UST PHONECO, INC.
1789445	UTI HOLDING COMPANY, INC.
2372076	VILLA P177A OF KANSAS, INC.
2372084	VILLA RESTAURANT, INC.
224956	WHCMB OVERLAND PARK, INC.
346452	WINDSOR AT BARCLAY SQUARE, INC.
556514	WINDSOR AT CEDARBROOKE, INC.
346445	WINDSOR AT EASTBOROUGH, INC.
346429	WINDSOR AT ROCKBOROUGH, INC.
556522	WINDSOR AT WOODBROOKE, INC.
556506	WINDSOR AT WOODGATE, INC.

CERTIFICATE OF OWNERSHIP AND MERGER
OF
SPRINTLINK GLOBAL HOLDINGS, INC.
(a Kansas corporation)
INTO
SPRINT INTERNATIONAL HOLDING, INC.
(a Kansas corporation)
It is hereby certified that:

1.	The Agreement and Plan of Merger (“Agreement”) has been approved, adopted, certified and executed by each of the constituent corporations in accordance with K.S.A. 17-6701.

2.	The name of the surviving corporation is Sprint International Holding, Inc. (the “Surviving Corporation”).

3.	The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation.

4.	The executed Agreement will be on file at the principal place of business of the Surviving Corporation.

5.	A copy of the Agreement will be furnished by the Surviving Corporation upon request and without cost, to any stockholder of any constituent corporation.

6.	The effective date of the Certificate of Ownership and Merger shall be effective upon filing.

The undersigned declares under penalty of perjury, according to the laws of Kansas, that the foregoing is true and correct.

Executed on  December 6, 2001.

Sprint International Holding, Inc.

/s/ Tom Gerke
Thomas A. Gerke, Vice President

Attest:

/s/ Michael T. Hyde
Michael T. Hyde, Ass ant Secretary

725-722-3
RGO 53- 25	KANSAS SECRETARY OF STATE Change of Resident Agent Name and/or Registered Office Address by Resident Agent

CONTACT: Kansas Office of the Secretary of State
Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594	(785) 296-4564 kssos@soS.ks.gov www.sos.ks.gov

INSTRUCTIONS: All information must be completed or this document will not be accepted for filing.  Please read instructions sheet before completing.

1. I, The Prentice-Hall Corporation System, Kansas, Inc., the resident agent for the entity(ies) listed below, do hereby certify that I have changed my name and/or the registered office address in the state of Kansas for the following business entity(ies):

2. Business entity ID number: This is not the Federal Employer ID Number (FEIN)	See attached list
3. Business entity name: Name must match the name on record with the Secretary of State	See attached list
4. State/Country of organization:	See attached list
5. Current resident agent name and	The Prentice-Hall Corporation System, Kansas, Inc.
registered office address:	Name
Address must be a street address	200 S.W. 30th Street
A PO box is unacceptable	Street Address
Topeka	Kansas	66611
City	State	Zip
6. New resident agent name and	The Prentice-Hall Corporation System, Kansas, Inc.
registered office address:	Name
Address must be a street address	2900 S. Wanamaker Drive, Suite 204
A PO box is unacceptable	Street Address
Topeka	Kansas	66614
City	State	Zip
7. Effective date:	☐	Upon filing
☒	Future effective date	July	13,	2012
		Month	Day	Year
8. I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and that I have remitted the required fee.

/s/ John H. Pelletier	July 6, 2012
Signature of resident agent	Date (month, day, year)

John H. Pelletier, Assistant Vice President
Name of signer (printed or typed)